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                                                                     Exhibit 4.2

                              AMENDED AND RESTATED

                          SHAREHOLDER RIGHTS AGREEMENT


         This Amended and Restated Shareholder Rights Agreement (this "Agreement") is made as of this 13th day of November 1998 by and among Viant Corporation, a California corporation (the "Company"), the persons and entities listed on the signature pages hereto as purchasers of the Company's Series D Preferred Stock (the "Series D Preferred") (the "Purchasers"), the holders of Series A Preferred Stock ("Series A Preferred") of the Company (the "Series A Holders"), the holders of Series B Preferred Stock ("Series B Preferred") of the Company ("Series B Holders"), the holders of Series C Preferred Stock ("Series C Preferred") of the Company (the "Series C Holders"), CKS Group, Inc. ("CKS"), Robert Gett ("Gett") and Eric Greenberg (the "Founder"). The Series A Holders, Series B Holders, Series C Holders, CKS, Gett and the Founder are hereinafter referred to as the "Prior Rights Holders."


                                    RECITALS

         A. The Prior Rights Holders and the Company are parties to that certain Amended and Restated Shareholder Rights Agreement dated as of June 19, 1996, and amended November 4, 1996 and June 6, 1997 (the "Prior Agreement"), pursuant to which the Company granted to the Prior Rights Holders certain registration and information rights and rights of first refusal; and

         B. In connection with the Company's issuance of Series D Preferred pursuant to the Series D Preferred Stock Purchase Agreement between the Company and the Purchasers dated as of even date herewith (the "Purchase Agreement"), a majority of the holders of Demand Registrable Securities (as defined in the Prior Agreement) have agreed to amend and restate the Prior Agreement in exchange for being granted the registration and information rights and the rights of first refusal set forth in this Agreement;

         C. In consideration of the mutual agreements, covenants and conditions contained herein, the Company and each of the Purchasers and Prior Rights Holders hereby agree as follows:


                                    AGREEMENT

         1. TERMINATION OF PRIOR RIGHTS. Effective and contingent upon execution of this Agreement by holders of a majority of the Shares of Demand Registrable Securities (as such term is defined in Section 1 of the Prior Agreement) and upon the closing of the transactions contemplated by the Purchase Agreement, the Prior Agreement is hereby declared null and void and is amended and restated in its entirety to read as set forth in this Agreement, and the Company, the Purchasers and the Prior Rights Holders hereby agree to be bound by the provisions hereof as the sole agreement of the Company, the

Purchasers and the Prior Rights Holders with respect to registration and information rights and Rights of First Refusal set forth herein.

         2. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

            "COMMISSION" shall mean the Securities and Exchange Commission or any successor agency.

            "DEMAND HOLDER" shall mean each of the Purchasers, the Series A Holders, the Series B Holders, the Series C Holders, CKS, Gett and any transferee of Registrable Securities who, pursuant to Section 16 below, is entitled to registration rights hereunder.

            "DEMAND REGISTRABLE SECURITIES" shall mean (i) shares of the Company's Common Stock (the "Common Stock") issued or issuable upon the conversion of the Series A Preferred, the Series B Preferred, the Series C Preferred, or the Series D Preferred; (ii) the shares of Common Stock held by CKS at any time, (iii) the shares of Common Stock held by Gett that were purchased from CKS, (iv) any Common Stock of the Company or other securities issued or issuable in respect of shares of the Series A Preferred, the Series B Preferred, the Series C Preferred, the Series D Preferred or the shares held by CKS or the shares held by Gett that were purchased from CKS; and (v) shares of the Company's Common Stock or other securities issued or issuable upon any conversion of the Shares upon any stock split, stock dividend, recapitalization, combination or similar event; PROVIDED, HOWEVER, that any shares described in clauses (i)-(iv) above which have been resold to the public shall cease to be Registrable Securities upon such resale and any shares as to which registration rights have terminated pursuant to Section 11 below shall cease to be Registrable Securities upon such termination.

            "FOUNDER SHARES" shall mean all shares of Common Stock now held by the Founder, all shares of Common Stock issued to the Founder in the future and all shares of Common Stock issuable to Founder in the future upon exercise of options granted or to be granted to the Founder.

            "HOLDER" shall mean the Demand Holders and the Founder.

            "REGISTRABLE SECURITIES" shall mean the Founder Shares and the Demand Registrable Securities.

         The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

            "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Sections 6, 7 and 10 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, reasonable fees


                                      -2-
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and disbursements of one counsel for the Holders, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration.

            "RESTRICTED SECURITIES" shall mean the securities of the Company required to bear the legend set forth in Section 4 hereof (or any similar legend).

            "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

            "SELLING EXPENSES" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders.

            "SHARES" shall mean (i) the shares of the Company's Series A Preferred issued pursuant to the Series A Preferred Stock Purchase Agreement between the Company and the Series A Holders dated as of May 16, 1996, (ii) the shares of Series B Preferred issued pursuant to the Series B Preferred Stock Purchase Agreement between the Company and the Series B Holders dated as of June 19, 1996, (iii) the shares of the Company's Series C Preferred issued pursuant to the Series C Preferred Stock Purchase Agreement between the Company and the Series C Holders dated as of June 6, 1997, and (iv) the shares of the Company's Series D Preferred sold to the Purchasers under the Purchase Agreement, PROVIDED, HOWEVER, that for purposes of Sections 16 and 17 hereof, the term "Shares" shall also be deemed to include the shares of Common Stock purchased by Gett from CKS.

         3. RESTRICTIONS ON TRANSFERABILITY. The Shares and any Common Stock into which the Shares may be convertible shall not be transferable except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each holder of Shares will cause any proposed transferee of the Restricted Securities held by such Holder to agree to take and hold such Shares subject to the provisions and upon the conditions specified in this Agreement.

         4. RESTRICTIVE LEGEND. Each certificate representing (i) the Shares,
(ii) shares of the Company's Common Stock issued upon conversion of the Shares, and (iii) any other securities issued in respect of the Shares or Common Stock issued upon conversion of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 5 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF


                                      -3-
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         THE CORPORATION AT THE PRINCIPAL EXECUTIVE OFFICES OF THE CORPORATION.

         5. NOTICE OF PROPOSED TRANSFERS. The Holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 5. Prior to any proposed transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the Holder thereof shall give written notice to the Company of such Holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if the Company so requests, be accompanied (except in transactions in compliance with Rule 144) by either (i) a written opinion of legal counsel addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "No Action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the Holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the Holder to the Company; PROVIDED, HOWEVER, that no opinion or No Action letter need be obtained with respect to a transfer to (A) a partner, active or retired, of a Holder of Restricted Securities, (B) the estate of any such partner, (C) an "affiliate" of a Holder of Restricted Securities as that term is defined in Rule 405 promulgated by the Commission under the Securities Act, or (D) the spouse, children, grandchildren or spouse of such children or grandchildren of any Holder or to trusts for the benefit of any Holder or such persons, if the transferee agrees to be subject to the terms hereof. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the appropriate restrictive legend set forth in Section 4 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for the Company such legend is not required in order to establish compliance with any provisions of the Securities Act.

         6. DEMAND REGISTRATION.

            (a) DEMAND FOR REGISTRATION. If at any time after six months following the effective date of the Company's initial registration statement filed under the Securities Act, the Company shall receive from any Demand Holder or group of Demand Holders holding at least 30% of the Demand Registrable Securities then outstanding a written request that the Company effect any registration, quali fication or compliance with respect to Demand Registrable Securities and the reasonably anticipated aggregate proceeds of such offering exceed $3,000,000, the Company will:

            (i) promptly give written notice of the proposed registration, qualification or compliance to all Demand Holders; and

            (ii) use its best efforts to effect as soon as practicable such registration, qualification or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other


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governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Demand Registrable Securities as are specified in such request, together with all or such portion of the Demand Registrable Securities of any Demand Holder or Demand Holders joining in such request as are specified in a written request received by the Company within 20 business days after receipt of such written notice from the Company; PROVIDED, HOWEVER, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 6:

                (A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                (B) After the Company has effected one such registration pursuant to this Section 6(a), such registration has been declared or ordered effective and the securities offered pursuant to such registration have been sold; or

                (C) Within three months following the effective date of a registration statement previously filed by the Company.

         Subject to the foregoing clauses (A), (B) and (C), the Company shall file a registration statement covering the Demand Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of any Demand Holder or Demand Holders. If, however, the Company shall furnish to the Demand Holder or Holders requesting a registration statement pursuant to this Section 6 a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Demand Holder or Demand Holders requesting such registration; PROVIDED, HOWEVER, that the Company may not utilize this right more than once in any consecutive twelve-month period.

            (b) UNDERWRITING. If the Demand Holders intend to distribute the Demand Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 6(a) and the Company shall include such information in the written notice referred to in Section 6(a)(i). The right of any Demand Holder to registration pursuant to Section 6 shall be conditioned upon such Demand Holder's participation in such underwriting and the inclusion of such Demand Holder's Demand Registrable Securities in the underwriting to the extent requested (unless otherwise mutually agreed by a majority in interest of the Demand Holders) to the extent provided herein.

         The Company shall (together with all Demand Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Demand Holders. Notwithstanding any other provision of this Section 6, if the managing underwriter advises the Demand Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then, subject to the provisions of Section 6(a), the Company shall so advise all Demand Holders and the number of shares of Demand Registrable Securities that may be included in the registration and underwriting shall be allocated among all Demand Holders requesting inclusion in the registration in proportion, as nearly as practicable, to the respective amounts of Demand Registrable Securities held by such Demand Holders at the time of filing the registration statement; PROVIDED, HOWEVER, that the number of shares of Demand Registrable Securities to be included in such underwriting shall not be reduced unless all other securities that would have otherwise been included in the underwriting are first entirely excluded from the underwriting. No Demand Registrable Securities excluded from the underwriting by reason of the managing underwriter's marketing limitation shall be included in such registration.

         If any Demand Holder of Demand Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the other Demand Holders. The Demand Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration; PROVIDED, HOWEVER, that if by the withdrawal of such Demand Registrable Securities a greater number of Demand Registrable Securities held by other Demand Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Demand Holders who have included Demand Registrable Securities in the registration the right to include additional Demand Registrable Securities in the same proportion used in determining the underwriter limitation in this Section 6(b). If the registration does not become effective due to the withdrawal of Demand Registrable Securities, then either
(1) the Demand Holders requesting registration shall reimburse the Company for expenses incurred in complying with the request or (2) the aborted registration shall be treated as effected for purposes of Section 6(a)(B).

         7. COMPANY REGISTRATION.

            (a) NOTICE OF REGISTRATION. If the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than (i) a registration relating solely to employee benefit plans or (ii) a registration relating solely to a Commission Rule 145 transaction, the Company will:

            (i) promptly give to each Holder written notice thereof; and

            (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 business days after receipt of such written notice from the Company, by any Holder or Holders, PROVIDED THAT to the extent that the underwriters determine that the amount of Registrable Securities requested by Holders to be included in such offering is incompatible with the success of the offering, the Company may limit the amount of Registrable

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Securities to be included by the Holders to an amount no less than 30% of the shares to be so registered and may exclude, if the underwriters make the determination described above (and so long as no other shareholder's securities are included), all Registrable Securities entirely from the registration relating to the Company's initial public offering.

            (b) In any registration in which the Company limits the number of Registrable Securities included therein pursuant to Section 7(a)(ii), the amount of Registrable Securities of Holders which are included in such registration shall be allocated to the Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held, or issuable upon conversion of other securities held, by each of such Holders as of the date of the notice given pursuant to Section 7(a)(i); provided, however, that Company shall first limit or exclude Registrable Securities held by Demand Holders other than Purchasers.

         8. EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to
Section 6(a), Section 7 and Section 10 below shall be borne by the Company. All Selling Expenses relating to securities registered by the Holders shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered.

         9. REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

            (a) Prepare and file with the Securities and Exchange Commission a registration statement with respect to the Registrable Securities and use its best efforts to cause such registration statement to become effective;

            (b) Keep such registration, qualification or compliance effective for a period of 120 days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs;

            (c) Furnish such number of prospectuses, including a preliminary prospectus, in conformity with the requirements of the Act, and other documents incident thereto as a Holder from time to time may reasonably request;

            (d) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

            (e) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection

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therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

            (f) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

            (g) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

            (h) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to Section 6 of this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to Section 6, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities;

            (i) The Company shall cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

            (j) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

         10. REGISTRATION ON FORM S-3. In addition to the rights set forth in
Section 6, if any holder or holders of the Demand Registrable Securities request that the Company file a registration statement on Form S-3 (or any successor thereto) for a public offering of shares of Demand Registrable Securities the reasonably anticipated aggregate price to the public of which would equal or exceed $1,000,000, and the Company is a registrant entitled to use Form S-3 to register securities for such an offering, the Company shall use its best efforts to cause such shares to be registered for the offering on such form (or

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any successor thereto). The Company shall be obligated to file only two registration statements in any consecutive twelve (12) month period under this
Section 10.

         11. TERMINATION OF REGISTRATION RIGHTS. The registration rights granted pursuant to this Agreement shall terminate (i) as to all Holders on the fourth anniversary of the closing of the Company's initial public offering, (ii) as to any Holder, at such time after the Company's initial public offering as the Registrable Securities held by such Holder represent 1% or less of the outstanding Common Stock of the Company or as such Holder is able to sell all Registrable Securities held by it (and any affiliated Holder with which it would be aggregated for purposes of Rule 144) in any three month period without registration in compliance with Rule 144 of the Securities Act or (iii) upon the written consent of the holders of a majority of the Registrable Securities then outstanding or issuable upon conversion or exercise of other securities then outstanding.

         12. LOCKUP AGREEMENT. In consideration for the Company agreeing to its obligations under this Agreement each Holder of Registrable Securities and each transferee pursuant to Section 16 hereof hereby agrees, in connection with the first registration of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company and, if such registration is underwritten, the managing underwriter of the offering, for such period of time (not to exceed 180 days) from the effective date of such registration as the Company or such managing underwriter may specify; provided, however, that (i) all directors and officers of the Company and all persons or entities holding more than 1% of the capital stock of the Company shall have agreed to identical restrictions, and (ii) any discretionary waiver or termination of the restrictions set forth in this Section or in any like agreement containing similar restrictions by the Company or its underwriters shall apply to all persons or entities subject to such restrictions pro rata based on the number of shares held. Each Holder agrees that the Company shall have the right to instruct its transfer agent to place stop transfer notations in its records to enforce the provisions of this Section 12.

         13. INDEMNIFICATION.

             (a) The Company will indemnify each Holder, the officers, directors and partners of each Holder and each Holder's legal counsel and independent accountants, and each person controlling such Holder within the meaning of
Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, the officers, directors and partners of each such Holder and such Holder's legal counsel and independent accountants, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein.

             (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse the Company, such Holders, such directors, officers, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the gross proceeds before expenses and commissions to each such Holder of Registrable Securities sold as contemplated herein.

             (c) Each party entitled to indemnification under this Section 13 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party's ability to defend against such claim or litigation is impaired as a result of such failure to give notice. The omission so to deliver notice to the Indemnifying Party will not relieve it of any liability that it may have to the Indemnified Party otherwise than under this Section 13. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

             (d) If the indemnification provided for in this Section 13 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission

         14. INFORMATION BY HOLDER. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

         15. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

             (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

             (b) Use its best efforts to then file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements);

             (c) Furnish to Holders of Registrable Securities forthwith upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements) or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder of Registrable Securities may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

         16. TRANSFER OF REGISTRATION RIGHTS. The right to cause the Company to register securities granted the Holders hereunder may be assigned to a transferee or assignee who acquires at least 150,000 Shares (or Common Stock issued on conversion of Shares) (adjusted for stock splits, reverse stock splits or similar events after the date hereof) provided that the Company is given written notice of such assign ment within a reasonable time after such assignment. In addition, rights to cause the Company to register securities may be freely assigned (a) to any constituent partner of a Holder of Registrable Securities, where such Holder is a partnership, (b) to any affiliate (as that term is defined in Rule 405 promulgated by the Commission under the Securities
Act), (c) to any officer, director or principal shareholder thereof, where such Holder is a corporation or (d) to the spouse, children, grandchildren or spouse of such children or grandchildren of any Holder or to trusts for the benefit of any Holder or such persons.

         17. COMPANY COVENANTS. The Company hereby covenants and agrees as follows:

             (a) ANNUAL FINANCIAL INFORMATION. The Company will furnish to each holder of Shares and for so long as such holder is a holder of any shares of Common Stock or Shares purchased by such person (or Common Stock issued upon conversion of the Shares) as soon as practicable after the end of each fiscal year, and in any event within 120 days thereafter, (i) consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, (ii) consolidated statements of income of the Company and its subsidiaries, if any, (iii) consolidated statements of cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited and certified by independent public accountants of national standing selected by the Company and (iv) lists of the Company's shareholders and optionees as of year end, showing securities held by each.

             (b) QUARTERLY AND MONTHLY FINANCIAL INFORMATION; FINANCIAL PLAN. The Company shall furnish to each holder of Shares, so long as such holder then holds not less than 200,000 shares of Common Stock (after giving effect to the conversion of all outstanding Shares), the following reports:

                 (i) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company and in any event within 45 days thereafter, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and unaudited consolidated statements of income and unaudited consolidated statements of cash flows of the Company and its subsidiaries for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied, all in reasonable detail and signed, subject to changes resulting from year-end audit adjustments, by the principal financial or accounting officer of the Company.

                 (ii) As soon as practicable after the end of each month, and in any event within 30 days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such month, and cash flow statements and consolidated statements of income for each month and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied, all in reasonable detail and signed, subject to changes resulting from year-end audit adjustments, by the principal financial or accounting officer of the Company, together with a comparison of such statements to the Company's operating plan then in effect and approved by its Board of Directors.

                 (iii) As soon as available (but in any event before the beginning of each fiscal year), a summary of the financial plan of the Company for each fiscal year, including (but not limited to) a cash flow projection and operating budget, calculated monthly, as contained in its operating plan approved by the Company's Board of Directors.

                 (iv) With reasonable promptness, such other information and data (including, without limitation, current and future business plans) with respect to the Company and its subsidiaries as any such Holder may from time to time reasonably request.

                 (v) For purposes of determining whether Series D Holders are entitled to receive the aforesaid reports, Series D Holders who are affiliated entities may aggregate their respective shares of Series D Preferred for purposes of complying with the requirements set forth in the preamble to this Section (b).

             (c) INSPECTION. For so long as a holder of Shares is eligible to receive reports under Section 17(b), it shall also have the right, at its expense, to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss their affairs, finances and accounts with their officers, all at such reasonable times and as often as may be reasonably requested.

             (d) ASSIGNMENT OF RIGHTS TO FINANCIAL INFORMATION. The rights to receive information pursuant to Section 17(a) may be assigned or otherwise conveyed by any Holder or subsequent transferee to any transferee of Shares (or Common Stock issued upon conversion thereof). The rights specified in Sections 17(b) and 17(c) may be assigned or otherwise conveyed by a Holder or subsequent transferee only to a transferee who acquires at least 150,000 Shares (or Common Stock issued upon conversion thereof) (adjusted for stock splits, reverse stock splits or similar events after the date hereof).

             (e) MATERIALS TO BE PROVIDED TO KAHN. The Company will provide Philippe Kahn with copies of all notices, minutes, information, and other materials of meetings of the Company's Board of Directors that the Company provides to its directors, when and as such materials are delivered to the directors; provided, however, that the Company shall not be required to provide such materials if (i) such provision of materials or access thereto would adversely affect the attorney-client privilege between the

Company and its counsel, or (ii) if the provision of such materials is likely to result in a conflict of interest between the Company and Kahn or his affiliates.

             (f) PROPRIETARY INFORMATION AGREEMENT. The Company will require each person employed by the Company, whether at present or in the future, to execute a Proprietary Information Agreement in a form approved by the Company's Board of Directors as a condition of such employment.

             (g) CONFIDENTIALITY AGREEMENT. Each holder of Shares and any successor or assign of such holder, who receives from the Company or its agents, directly or indirectly, any information which the Company has not made generally available to the public, pursuant to the preparation and execution of this Agreement or disclosure in connection therewith or pursuant to the provisions of this Section 17, acknowledges and agrees that such information is confidential and for its use only in connection with evaluating its investment in the Company, and further agrees that it will not disseminate such information to any person other than its accountant, investment advisor or attorney and that such dissemination shall be only for purposes of evaluating its investment. With respect to information related to the business or financial affairs of the Company received by holders of Shares from and after the date of this Agreement, each holder of Shares agrees that, except with prior written permission of the Company, it shall keep confidential any information that has been specifically designated by the Company as confidential.

             (h) KEY-PERSON INSURANCE. The Company shall obtain and maintain in full force and effect for a period of five (5) years from June 6, 1997 term life insurance in the amount of $1,000,000 on the life of Robert Gett with proceeds payable to the Company.

             (i) ADDITIONAL REGISTRATION RIGHTS. The Company shall not grant additional registration rights to others without the consent of the holders of a majority of the Series A Preferred, the Series B Preferred, the Series C Preferred and the Series D Preferred, voting together as a single class; PROVIDED, HOWEVER, the Company may provide its employees, consultants and directors participation in the registration rights for Company initiated registrations described in Section 7 above, so long as such participation does not diminish the numbers of shares that could otherwise be included by the Series A Holders, the Series B Holders, the Series C Holders and the Purchasers in any registration.

             (j) TERMINATION OF COVENANTS. Notwithstanding anything to the contrary set forth herein, the covenants set forth in this Section 17 (except for those set forth in Section 17(f) which shall survive) shall terminate and be of no further force or effect after the date upon which the first registration statement filed by the Company under the Securities Act in connection with an underwritten public offering of its securities first becomes effective.

         18. RIGHTS OF FIRST REFUSAL. The Company hereby grants to each holder of Shares, CKS, Gett and the Founder the right of first refusal to purchase, pro rata, all (or any part) of "New Securities" (as defined in this Section 18) that the Company may, from time to time propose to sell and issue. Such pro rata share, for purposes of this right of first refusal, is the ratio of (X) the total of the number of shares of Common Stock then owned by such holder or Founder, the number of shares of Common Stock then issuable upon the conversion of the Shares then owned by such holder or Founder and the number of shares of Common Stock then issuable upon exercise of options or warrants held by such holder or Founder, to (Y) the total number of shares of Common Stock then outstanding, after giving effect to the conversion of all outstanding convertible securities and the exercise of all outstanding options and warrants. This right of first refusal shall be subject to the following provisions:

             (a) "NEW SECURITIES" shall mean any Common Stock and Preferred Stock of the Company whether or not authorized on the date hereof, and rights, options, or warrants to purchase Common Stock or Preferred Stock and securities of any type whatsoever that are, or may become, convertible into Common Stock or Preferred Stock; provided, however, that "New Securities" does not include the following:

                 (i) shares of Common Stock, or options to purchase shares of Common Stock, issued or granted to officers, directors and employees of, or consultants to, the Company pursuant to a stock grant, employee restricted stock purchase agreement, option plan or purchase plan or other stock incentive program (collectively, the "Plans") or issuance, which issuance or sale is unanimously approved by the Board of Directors;

                 (ii) shares of Common Stock issuable upon conversion of the Series A Preferred, Series B Preferred, Series C Preferred, or Series D Preferred (including any Series D Preferred issued after the date hereof at subsequent closings, if any, under the Purchase Agreement);

                 (iii) securities of the Company offered to the public pursuant to a registration statement filed under the Securities Act where the price per share is at least $10 (as adjusted for stock splits, stock dividends, recapitalizations, combinations and the like) and the aggregate offering price to the public (net of underwriting commissions and discounts) is not less than $20,000,000;

                 (iv) securities of the Company issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets, or other reorganization whereby the Company owns more than fifty percent (50%) of the voting power of such other corporation;

                 (v) securities issued to corporate partners or in connection with other strategic alliances if the Board of Directors unanimously agrees that such transaction should be excluded from operation of this Section 18;

                 (vi) shares of Common Stock or Preferred Stock issued in connection with any stock split, stock dividend, or recapitalization by the Company; and

                 (vii) the issuance of shares of Series D Preferred Stock pursuant to the Purchase Agreement.

             (b) In the event that the Company proposes to undertake an issuance of New Securities, it shall give each holder of Shares, CKS, Gett and the Founder written notice of its intention, describing the type of New Securities, the price, and the general terms upon which the Company proposes to issue the same. Each such holder, CKS, Gett and the Founder shall have twenty (20) business days after receipt of such notice to agree to purchase his or its pro rata share of such New Securities at the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. If any holder of Shares, CKS, Gett or the Founder fails to agree to purchase his or its full pro rata share within such twenty (20) business day period, the Company will give the holders of Shares who did so agree (the "Electing Purchasers") notice of the number of shares which were not subscribed for by the non-electing persons or entities (but not by CKS, Gett or the Founder). Such notice may be by telephone if followed by written confirmation within two days. The Electing Purchasers shall have ten (10) business days from the date of such notice to agree to purchase pro rata all of the New Securities not purchased by such non-purchasing Purchasers (but not any New Securities which CKS, Gett or the Founder elects not to purchase).

             (c) To the extent that holders of Shares, CKS, Gett and the Founder fail to exercise in full the right of first refusal within the twenty (20) business plus ten (10) business day period specified above, the Company shall have ninety (90) days thereafter to sell (or enter into an agreement pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) the New Securities respecting which the rights of the holders of Shares, CKS, Gett and the Founder were not exercised at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice. In the event the Company has not sold the New Securities within such ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of such agreement) the Company shall not thereafter issue or sell any New Securities, without first offering such New Securities to the holders of Shares, CKS, Gett and the Founder in the manner provided above.

             (d) The right of first refusal granted under this Section 18 shall expire upon the first sale of Common Stock to the public that is effected pursuant to a registration statement filed with, and declared effective by, the Commission under the Securities Act, covering the offer and sale of Common Stock with an aggregate offering price to the public of not less than $20,000,000 (net of underwriting commissions and discounts) and at a price per share not less than $10.00 (adjusted for any stock splits or reverse stock splits).

             (e) This right of first refusal is nonassignable by the Founder. As to the holders of Shares, CKS and Gett, this right of first refusal is non-assignable except to any transferee to whom registration rights may be transferred pursuant to Section 16 of this Agreement.

         19. GOVERNING LAW. This Agreement and the legal relations between the parties arising hereunder shall be governed by and interpreted in accordance with the laws of the State of California. The parties hereto agree to submit to the jurisdiction of the federal and state courts of the State of California with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers, and other relations between the parties arising under this Agreement.

         20. ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties regarding rights to registration. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         21. NOTICES. ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon delivery to the party to be notified in person or by courier service or five days after deposit with the United States mail, by registered or certified mail, postage prepaid, addressed (a) if to a holder of Shares, to the address or addresses set forth on the Exhibit A attached hereto, or at such other address as such holder shall have furnished to the Company in writing, or (b) if to any other holder of any Registrable Securities, to such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Securities who has so furnished an address to the Company, or (c) if to the Company, to its address set forth on the signature page of this Agreement to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Holders, or (d) if to the Founder, to the address set forth on the signature page of this Agreement, or at such other addresses as the Founder shall have furnished to the Holders.

         22. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         23. AMENDMENT.

             (a) Any provision of this Agreement may be amended, waived or modified upon the written consent of the (i) Company, (ii) holders of a majority of the shares of Demand Registrable Securities (and Common Stock issued upon conversion thereof) (excluding for all purposes in such computation any Common Stock resold to the public), (iii) the Founder, if such amendment, waiver or modification affects the rights of the Founder hereunder, and (iv) Gett, if such amendment, waiver or modification affects the rights of Gett hereunder; PROVIDED that any such amendment, waiver or modification shall be binding upon and apply by its terms to each such holder and the Founder. Any party to this Agreement may waive any of his or her rights or the Company's obligations hereunder without obtaining the consent of any other person. In addition, the Company may waive performance of any obligation owing to it, as to some or all of the Holders of Registrable Securities, or agree to accept alternatives to such performance, without obtaining the consent of any Holder of Registrable Securities. In the event that an underwriting agreement is entered into between the Company and any Holder, and such underwriting agreement contains terms differing from this Agreement, as to any such Holder the terms of such underwriting agreement shall govern. Notwithstanding the foregoing, purchasers of shares of the Company's Series D Preferred under the Purchase Agreement or an addendum thereto after the date of this Agreement may be subsequently added as a party to this Agreement as a Holder and shall be bound by and entitled to the terms, benefits and conditions herein by the execution of a signature page to this Agreement.

             (b) EFFECT OF AMENDMENT OR WAIVER. Each Holder and its successors and assigns acknowledge that by the operation of Sections 1, 2 and 23 hereof the holders of a majority of the Demand Registrable Securities, acting in conjunction with the Company, Gett and the Founder, will have the right and power to diminish or eliminate all rights pursuant to this Agreement.

             (c) SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

             (d) NO THIRD PARTY BENEFICIARY. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

             (e) AGGREGATION OF STOCK. All Shares held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.









                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Shareholder Rights Agreement as of the date first set forth above.


                                         "COMPANY"

                                         VIANT CORPORATION
                                         A California corporation





                                         /s/ Robert L. Gett
                                         -------------------------------------
                                         Robert L. Gett
                                         President and Chief Executive Officer

















      (AMENDED AND RESTATED SHAREHOLDER RIGHTS AGREEMENT SIGNATURE PAGE)

            IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Shareholder Rights Agreement as of the date first set forth above.


TCV II, V.O.F.                                    TECHNOLOGY CROSSOVER VENTURES II, C.V.
a Netherlands Antilles General Partnership        a Netherlands Antilles Limited Partnership
By:  Technology Crossover Management II, L.L.C.   By:  Technology Crossover Management II, L.L.C.
Its: Investment General Partner                   Its: Investment General Partner


By: /s/ Robert C. Bensky                          By: /s/ Robert C. Bensky
    --------------------------------                  --------------------------------
    Name:  Robert C. Bensky                           Name:  Robert C. Bensky
    Title: Chief Financial Officer                    Title: Chief Financial Officer



TECHNOLOGY CROSSOVER VENTURES II, L.P.
a Delaware Limited Partnership
By:  Technology Crossover Management II, L.L.C.
Its: General Partner


By: /s/ Robert C. Bensky
    --------------------------------
    Name:  Robert C. Bensky
    Title: Chief Financial Officer



TCV II (Q), L.P.
a Delaware Limited Partnership
By:  Technology Crossover Management II, L.L.C.
Its: General Partner


By: /s/ Robert C. Bensky
    --------------------------------
    Name:  Robert C. Bensky
    Title: Chief Financial Officer



TCV II STRATEGIC PARTNERS, L.P.
a Delaware Limited Partnership
By:  Technology Crossover Management II, L.L.C.
Its: General Partner


By: /s/ Robert C. Bensky
    --------------------------------
    Name:  Robert C. Bensky
    Title: Chief Financial Officer



      (AMENDED AND RESTATED SHAREHOLDER RIGHTS AGREEMENT SIGNATURE PAGE)

            IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Shareholder Rights Agreement as of the date first set forth above.


                           MDV IV ENTREPRENEURS' NETWORK FUND, L.P.
                           by: Fourth MDV Partners, L.L.C., its General Partner




                           By:  /s/ William H. Davidow
                                -------------------------------------
                                Member, William H. Davidow



                           MOHR, DAVIDOW VENTURES IV, L.P.
                           by: Fourth MDV Partners, L.L.C., its General Partner




                           By:  /s/ William H. Davidow
                                -------------------------------------
                                Member, William H. Davidow













      (AMENDED AND RESTATED SHAREHOLDER RIGHTS AGREEMENT SIGNATURE PAGE)

            IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Shareholder Rights Agreement as of the date first set forth above.


                           KLEINER PERKINS CAUFIELD & BYERS VIII




                           By:  /s/ Vinod Khosla
                                -------------------------------------
                           Its:
                                -------------------------------------


                           KPCB VIII FOUNDERS FUND




                           By:  /s/ Vinod Khosla
                                -------------------------------------
                           Its:
                                -------------------------------------



                           KCPB INFORMATION SCIENCES ZAIBATSU FUND II




                           By:  /s/ Vinod Khosla
                                -------------------------------------
                           Its:
                                -------------------------------------



                           KPCB JAVA FUND




                           By:  /s/ Vinod Khosla
                                -------------------------------------
                           Its:
                                -------------------------------------




      (AMENDED AND RESTATED SHAREHOLDER RIGHTS AGREEMENT SIGNATURE PAGE)

            IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Shareholder Rights Agreement as of the date first set forth above.


                           INFORMATION ASSOCIATES, L.P.
                           By:  TRIDENT CAPITAL MANAGEMENT, L.L.C., its
                           general partner




                           By:  /s/ Stephen M. Hall
                                -------------------------------------
                           Its: MANAGING DIRECTOR
                                -------------------------------------



                           INFORMATION ASSOCIATES, C.V.
                           By:  TRIDENT CAPITAL MANAGEMENT, L.L.C.,
                           general partner




                           By:  /s/ Stephen M. Hall
                                -------------------------------------
                           Its: MANAGING DIRECTOR
                                -------------------------------------



      (AMENDED AND RESTATED SHAREHOLDER RIGHTS AGREEMENT SIGNATURE PAGE)

            IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Shareholder Rights Agreement as of the date first set forth above.



                                       PHILIPPE KAHN


                                       /s/ Philippe Kahn
                                       --------------------------------



                                       SONIA KAHN


                                       /s/ Sonia Lee Kahn
                                       --------------------------------

















      (AMENDED AND RESTATED SHAREHOLDER RIGHTS AGREEMENT SIGNATURE PAGE)

            IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Shareholder Rights Agreement as of the date first set forth above.



                                       BANCBOSTON CAPITAL INC.


                                       /s/ [Illegible]
                                       --------------------------------












      (AMENDED AND RESTATED SHAREHOLDER RIGHTS AGREEMENT SIGNATURE PAGE)

            IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Shareholder Rights Agreement as of the date first set forth above.



THE CHASE MANHATTAN BANK, AS TRUSTEE FOR THE FIRST PLAZA GROUP TRUST (AS DIRECTED BY GENERAL MOTORS INVESTMENT MANAGEMENT CORPORATION)

By: /s/ Geoffrey D. Tripp
    -------------------------------------
        GEOFFREY TRIPP
        VICE PRESIDENT


The Chase Manhattan Bank has executed this document/agreement solely in its capacity as directed trustee of the First Plaza Group Trust (the "Trust") upon the direction of General Motors Investment Management Corporation (the "investment manager"). Accordingly, all representations have been made for and on behalf of the Trust by the investment manager, and all action to be taken or omitted on behalf of the Trust under this agreement shall be taken or omitted by the investment manager, who should receive copies of any and all correspondence or notices intended for the Trust hereunder.

      (AMENDED AND RESTATED SHAREHOLDER RIGHTS AGREEMENT SIGNATURE PAGE)

                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS



TCV II, V.O.F.                              Technology Crossover Ventures II, C.V.       BancBoston Capital Inc.
c/o Technology Crossover Ventures           c/o Technology Crossover Ventures            175 Federal Street, 10th Floor
575 High Street, Suite 400                  575 High Street, Suite 400                   Boston, MA  02110
Palo Alto, CA  94301                        Palo Alto, CA 94301
Attention:  Tom Newby                       Attention: Tom Newby                         The Chase Manhattan Bank
                                                                                         As Trustee for First Plaza Group Trust
cc:                                         cc                                           (As Directed by General Motors Investment
                                            c/o Robert C. Bensky                         Management Corporation)
c/o Robert C. Bensky                        Technology Crossover Ventures                4 Chase MetroTech Center, 18th Floor
Technology Crossover Ventures               56 Main Street, Suite 210                    Brooklyn, NY  11245
56 Main Street, Suite 210                   Millburn, NJ 07041
Millburn, NJ  07041
                                            Mohr, Davidow Ventures IV, L.P.
Technology Crossover Ventures II, L.P.      2775 Sand Hill Road, Suite 240
c/o Technology Crossover Ventures           Menlo Park, CA 94025
575 High Street, Suite 400
Palo Alto, CA  94301                        MDV IV Entrepreneurs' Network Fund, L.P.
Attention:  Tom Newby                       2775 Sand Hill Road, Suite 240
                                            Menlo Park, CA  94025
cc
                                            Kleiner Perkins Caufield & Byers VIII
c/o Robert C. Bensky                        2750 Sand Hill Road
Technology Crossover Ventures               Menlo Park, CA 94205
56 Main Street, Suite 210
Millburn, NJ  07041                         KPCB VIII Founders Fund
                                            2750 Sand Hill Road
TCV II (Q), L.P.                            Menlo Park, CA 94205
c/o Technology Crossover Ventures
575 High Street, Suite 400                  KPCB Information Sciences Zaibatsu Fund II
Palo Alto, CA  94301                        2750 Sand Hill Road
Attention:  Tom Newby                       Menlo Park, CA 94205

cc                                          KPCB Java Fund
                                            2750 Sand Hill Road
c/o Robert C. Bensky                        Menlo Park, CA 94205
Technology Crossover Ventures
56 Main Street, Suite 210                   Information Associates, L.P.
Millburn, NJ  07041                         2480 Sand Hill Road
                                            Menlo Park, CA 94025
TCV II Strategic Partners, L.P.
c/o Technology Crossover Ventures           Information Associates, C.V.
575 High Street, Suite 400                  2480 Sand Hill Road
Palo Alto, CA  94301                        Menlo Park, CA 94025
Attention:  Tom Newby
                                            Philippe & Sonia Kahn
cc                                          333 Spreading Oak Drive
                                            Scotts Valley, CA  95066
c/o Robert C. Bensky
Technology Crossover Ventures
56 Main Street, Suite 210
Millburn, NJ  07041



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